FIFTH AMENDMENT TO CREDIT AGREEMENT
This FIFTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of August 2, 2017, by and among WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent and collateral agent for each member of the Lender Group and the Bank Product Providers (in such capacities, together with its successors and assigns in such capacities, "Agent") and as United States administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, "US Agent"), WELLS FARGO CAPITAL FINANCE CORPORATION CANADA, an Ontario corporation, as Canadian administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, "Canadian Agent"), the Lenders (as defined in the Credit Agreement as defined below) party hereto, UPLAND SOFTWARE, INC., a Delaware corporation ("Parent"), each subsidiary of Parent identified on the signature pages hereof as a "US Borrower" (collectively, the "US Borrowers"), UPLAND SOFTWARE INC. / LOGICIELS UPLAND INC., a Canadian federal corporation ("Upland CAD"; collectively with Parent and US Borrowers, the "Borrowers" and each individually, a "Borrower"), GOLDMAN SACHS BANK USA ("Goldman"), REGIONS BANK ("Regions") and CITIZENS BANK, N.A. ("Citizens"; collectively with Goldman and Regions, the "New Lenders" and each individually, a "New Lender").
WHEREAS, the Borrowers, Agent, US Agent, Canadian Agent and the Lenders are parties to that certain Credit Agreement dated as of May 14, 2015 (as amended, restated, modified or supplemented from time to time, the "Credit Agreement");
WHEREAS, each New Lender has agreed to join the Credit Agreement as a Lender;
WHEREAS, the Borrowers have requested that Agent and the requisite Lenders pursuant to the Credit Agreement amend the Credit Agreement in certain respects as provided herein, and Agent and Lenders have agreed to the foregoing, in each case subject to the terms and conditions contained herein.
NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:
1.    Defined Terms. Unless otherwise defined herein, capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.
2.    Joinder of New Lenders; Reallocation.
(a)    Each New Lender (i) hereby joins the Credit Agreement as a Lender and shall have the rights and obligations of a Lender under the Loan Documents; (ii) represents and warrants that it is legally authorized to enter into this Amendment and the Credit Agreement; (iii) confirms that it has received copies of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (iv) agrees that it will, independently and without reliance upon Agent or any other Lender, based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Loan Documents; (v) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender; and (vii) confirms that prior to the date hereof, it has delivered to the Agent and the Administrative Borrower the forms prescribed by the Internal Revenue Service of the United States certifying such New Lender’s status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such New Lender under the Credit Agreement.
3.    In connection herewith, (i) the Revolver Commitments will be allocated to Wells Fargo Bank, National Association, as a Lender, CIT Bank, N.A., as a Lender and each New Lender in the amounts set forth on the attached Exhibit A and (ii) the outstanding principal balance of the US Term Loans made under the Credit Agreement (such outstanding balance as of immediately prior to the effectiveness of the Fifth Amendment as of the Fifth Amendment Closing Date), will be assigned and allocated to Wells Fargo Bank, National Association, as a Lender, CIT Bank, N.A., as a Lender, Strategic Credit Partners II, LLC, as a Lender, and each New Lender. Each New Lender agrees to make settlement payments to Agent as provided in the Credit Agreement, such that after giving effect to the making of such settlement payments, each Lender's share of the outstanding US Revolver Usage shall equal such Lender's Pro Rata Share and each Lender's share of the US Term Loan shall equal the applicable amount set forth on the attached Exhibit A. Nothing contained herein shall constitute a novation of any Obligation.
4.    Amendments to Credit Agreement. In reliance upon the representations and warranties of each Borrower set forth in Section 7 below and subject to the satisfaction of the conditions to effectiveness set forth in Section 6 below, the Credit Agreement shall be amended as follows:
(a)    Section 2.1(a)(ii) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(ii)    such Lender's Pro Rata Share of an amount equal to (1) the US Maximum Revolver Amount less (2) the sum of (w) the US Letter of Credit Usage at such time, plus (x) the principal amount of US Swing Loans outstanding at such time.

(b)    Section 2.1(b)(ii) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(ii)    such Lender's Pro Rata Share of an amount equal to an amount equal to (1) the Canadian Maximum Revolver Amount less (2) the sum of (y) the Canadian

Letter of Credit Usage at such time, plus (z) the principal amount of Canadian Swing Loans outstanding at such time.

(c)    Section 2.1(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(c)    Anything to the contrary in this Section 2.1 notwithstanding, Applicable Agent shall have the right (but not the obligation) to establish from time to time (i) US Bank Product Reserves against the US Maximum Revolver Amount and (ii) Canadian Bank Product Reserves against the Canadian Maximum Revolver Amount.
(d)    Section 2.2(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(a)    Subject to the terms and conditions of this Agreement, (i) on the Closing Date, the Lenders with a US Term Loan Commitment (as of the Closing Date) made a term loan to the US Borrowers in the original principal amount of $19,000,000, (ii) on April 25, 2016, the Lenders with a Delayed Draw Term Loan Commitment (as of April 25, 2016) made a Delayed Draw Term Loan to the US Borrowers in the original principal amount of $10,000,000, (iii) on the Third Amendment Closing Date, the Lenders made additional term loans to the US Borrowers (according to the amounts set forth in footnote 1 on Schedule C-1 (as in effect on the Third Amendment Closing Date) in the original principal amount of $16,687,500, (iv) on January 10, 2017, the Lenders with a Delayed Draw Term Loan Commitment (as of January 10, 2017) made a Delayed Draw Term Loan to the US Borrowers in the original principal amount of $10,000,000 and (v) on April 21, 2017, the Lenders made additional term loans to the US Borrowers (according to the amounts set forth in footnote 1 on Schedule C-1 (as in effect on the Fourth Amendment Closing Date) in the original principal amount of $15,000,000. Immediately prior to the effectiveness of the Fifth Amendment as of the Fifth Amendment Closing Date, the outstanding principal balance of the US Term Loan made under and as defined in this Agreement was $67,273,437.50 (the "Original US Term Loan"). Subject to the terms and conditions of this Agreement and the Fifth Amendment, the Lenders agree (severally, not jointly or jointly and severally) to make additional term loans in Dollars to the US Borrowers on the Fifth Amendment Closing Date in an aggregate original principal amount of $22,326,562.50 (together with the Original US Term Loan, the "US Term Loan"). Each Lender's obligation to fund the portion of the US Term Loan to be funded on the Fifth Amendment Closing Date shall be limited to the amount set forth in footnote 1 on Schedule C-1 as the amount funded by it on the Fifth Amendment Closing Date.

(e)    The table set forth in Section 2.2(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

Date	Installment Amount
September 30, 2017	$560,000
December 31, 2017	$560,000
March 31, 2018	$560,000
June 30, 2018	$560,000
September 30, 2018	$560,000
December 31, 2018	$560,000
March 31, 2019	$560,000
June 30, 2019	$560,000
September 30, 2019	$1,120,000
December 31, 2019	$1,120,000
March 31, 2020	$1,120,000
June 30, 2020	$1,120,000
September 30, 2020	$1,120,000
December 31, 2020	$1,120,000
March 31, 2021	$1,120,000
June 30, 2021	$1,120,000
September 30, 2021	$1,120,000
December 31, 2021	$1,120,000
March 31, 2022	$1,120,000
June 30, 2022	$1,120,000

(f)    The proviso at the end of Section 2.2(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:
; provided, that each time a Delayed Term Loan Draw is advanced pursuant to Section 2.14 hereof, each amount described above payable at or after the end of the first full calendar quarter following the Delayed Draw Term Loan Funding Date thereof shall be increased by an amount equal to (i) with respect to such calendar quarters ending on or before June 30, 2019, 0.625% of the aggregate principal amount of the Delayed Term Loan Draw advanced on such Delayed Draw Term Loan Funding Date, and (ii) with respect to such calendar quarters thereafter, 1.25% of the aggregate principal amount of the Delayed Term Loan Draw advanced on such Delayed Draw Term Loan Funding Date.

(g)    The table set forth in Section 2.2(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

Date	Installment Amount
September 30, 2017	$33,750
December 31, 2017	$33,750
March 31, 2018	$33,750
June 30, 2018	$33,750
September 30, 2018	$33,750
December 31, 2018	$33,750
March 31, 2019	$33,750
June 30, 2019	$33,750
September 30, 2019	$67,500
December 31, 2019	$67,500
March 31, 2020	$67,500
June 30, 2020	$67,500
September 30, 2020	$67,500
December 31, 2020	$67,500
March 31, 2021	$67,500
June 30, 2021	$67,500
September 30, 2021	$67,500
December 31, 2021	$67,500
March 31, 2022	$67,500
June 30, 2022	$67,500

(h)    Section 2.4(e)(i) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(i)    Overadvances. If, at any time, (A) the sum of Revolver Usage on such date plus the aggregate principal amount of the Term Loans outstanding on such date exceeds the Maximum Facility Amount, (B) the US Revolver Usage on such date exceeds the US Maximum Revolver Amount, or (C) the Canadian Revolver Usage on such date exceeds the Canadian Maximum Revolver Amount, then Applicable Borrowers shall promptly, but in any event, within 1 Business Day of Administrative Borrower's receipt of notice of such Overadvance from Agent, prepay the US Obligations and/or the Canadian Obligations, as applicable, in accordance with Section 2.4(f)(i) in an amount equal to the amount of such excess.
(i)    Section 2.11(b)(iii) is hereby amended and restated in its entirety as follows:
(iii)    Reserved.

(j)    Section 2.11(b)(vi) is hereby amended and restated in its entirety as follows:
(vi)    Reserved.

(k)    Section 2.14(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(a)    Subject to the terms and conditions of this Agreement, at the election of and on a date (which shall be a Business Day) identified by Administrative Borrower after the Fifth Amendment Closing Date but prior to the Delayed Draw Term Loan Commitment Termination Date, each Lender with a Delayed Draw Term Loan Commitment agrees (severally, not jointly or jointly and severally) to make a delayed draw term loan in Dollars to US Borrowers (each such advance a "Delayed Term Loan Draw" and collectively, the "Delayed Draw Term Loan") in an amount equal to such Lender's Pro Rata Share of the Delayed Draw Term Loan Amount; provided, that (i) the aggregate principal amount of each Delayed Draw Term Loan Draw shall not be less than $2,500,000, and, in any event, shall be in an amount which is an integral multiple of $500,000, (ii) after giving effect to any such Delayed Term Loan Draw, the aggregate original principal amount of the Delayed Term Loan Draws shall not exceed the Delayed Draw Term Loan Amount, (iii) the conditions precedent set forth in Section 3 shall have been satisfied, and (iv) Borrowers have delivered to Agent updated pro forma certified calculations of the financial covenants set forth in Section 7 evidencing compliance on a pro forma basis with Section 7 (after giving effect to the borrowing of the applicable Delayed Draw Term Loan) for the most recently ended fiscal quarter for which financial statements have been received pursuant to Section 5.1.

(l)    Section 2.14 of the Credit Agreement is hereby amended to insert a new clause (d) at the end thereof as follows:
(d)    In addition to the conditions set forth in this Section 2.14 and the conditions precedent set forth in Section 3, the obligation of the Lender Group (or any member thereof) to make any portion of a Delayed Draw Term Loan is subject to the Borrowers having delivered to Agent an updated pro forma certified calculation of the Recurring Revenue Ratio (after giving effect to the borrowing of the applicable Delayed Draw Term Loan) for the most recently ended fiscal quarter for which financial statements have been received pursuant to Section 5.1, demonstrating that such Recurring Revenue Ratio is not greater than 1.25:1.0.
(m)    Section 2.15(a) of the Credit Agreement is hereby amended to (i) delete each reference therein to "Third Amendment Closing Date" and insert in lieu thereof, in each case, a reference to "Fifth Amendment Closing Date" and (ii) delete the reference therein to "$20,000,000" and insert in lieu thereof a reference to "$55,000,000".
(n)    Section 2.15(b)(iii) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(iii)    (A) Borrowers have delivered to Agent updated pro forma Projections (after giving effect to the applicable Increase) for Parent and its Subsidiaries evidencing compliance on a pro forma basis with Section 7 for the 4 fiscal quarters (on a quarter-by-quarter basis) immediately following the proposed date of the applicable Increase, (B) Borrowers have delivered to Agent an updated pro forma certified calculation of the Leverage Ratio (after giving effect to the applicable Increase) for the most recently ended fiscal quarter for which financial statements have been received pursuant to Section 5.1, and such Leverage Ratio is not greater than the lesser of (i) 4.00:1.0 and (ii) the required Leverage Ratio for the applicable period set forth Section 7(b) less 0.25, and (C) Borrowers have delivered to Agent an updated pro forma certified calculation of the Recurring Revenue Ratio (after giving effect to the applicable Increase) for the most recently ended fiscal quarter for which financial statements have been received pursuant to Section 5.1, and such Recurring Revenue Ratio is not greater than 1.25:1.0, and

(o)    The table set forth in Section 2.15(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

Date	Installment Amount
September 30, 2017 and the last day of each fiscal quarter thereafter to and including June 30, 2022
With respect to each date ending on or before June 30, 2019, 0.625% of the aggregate Additional Portions of the US Term Loan made pursuant to Section 2.15 on or prior to such date, and with respect to each date thereafter, 1.25% of the aggregate Additional Portions of the US Term Loan made pursuant to Section 2.15 on or prior to such date

(p)    The table set forth in Section 2.15(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

Date	Installment Amount
September 30, 2017 and the last day of each fiscal quarter thereafter to and including June 30, 2022
With respect to each date ending on or before June 30, 2019, 0.625% of the aggregate Additional Portions of the Canadian Term Loan made pursuant to Section 2.15 on or prior to such date, and with respect to each date thereafter, 1.25% of the aggregate Additional Portions of the Canadian Term Loan made pursuant to Section 2.15 on or prior to such date

(q)    Section 6.7(f) of the Credit Agreement is hereby amended to (i) delete the reference therein to "$8,300,000" and insert in lieu thereof a reference to "$10,000,000" and (ii) delete the reference therein to "$20,000,000" and insert in lieu thereof a reference to "$25,000,000".
(r)    The table set forth in Section 7(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

Applicable Date	Applicable Ratio
June 30, 2017	4.00 to 1.00
September 30, 2017	4.00 to 1.00
December 31, 2017	4.00 to 1.00
March 31, 2018	3.75 to 1.00
June 30, 2018	3.75 to 1.00
September 30, 2018	3.50 to 1.00
December 31, 2018	3.25 to 1.00
March 31, 2019	3.25 to 1.00
June 30, 2019	3.00 to 1.00
September 30, 2019	3.00 to 1.00
December 31, 2019	2.75 to 1.00
March 31, 2020	2.75 to 1.00
June 30, 2020	2.50 to 1.00
September 30, 2020	2.50 to 1.00
December 31, 2020	2.50 to 1.00
March 31, 2021 and each June 30, September 30 and December 31 thereafter	2.25 to 1.00

(s)    Schedule 1.1 to the Credit Agreement is hereby amended to delete the definitions of "Applicable Credit Amount Percentage", "Credit Amount", "Credit Amount Certificate", "FCCR Covenant Triggering Date" and "Leverage Ratio Covenant Triggering Date" in their respective entireties.
(t)    The definition of "Applicable Margin" set forth on Schedule 1.1 to the Credit Agreement is hereby amended to (i) delete the reference therein to " March 31, 2017" and insert in lieu thereof a reference to "March 31, 2018" and (ii) delete each reference therein to "the row styled "Level III" and insert in lieu thereof, in each case, a reference to "the row styled "Level II".

(u)    The table set forth in the definition of "Applicable Margin" set forth on Schedule 1.1 to the Credit Agreement is hereby amended and restated in its entirety as follows:

Level	Leverage Ratio Calculation	Applicable Margin Relative to Base Rate Loans (the "Base Rate Margin")	Applicable Margin Relative to Non-Base Rate Loans (the "Non-Base Rate Margin")
I	If the Leverage Ratio is less than 3.00:1.0	3.75 percentage points	4.75 percentage points
II	If the Leverage Ratio is greater than or equal to 3.00:1.0	4.50 percentage points	5.50 percentage points

(v)    The definition of "Available Increase Amount" set forth on Schedule 1.1 to the Credit Agreement is hereby amended to delete the reference therein to "$20,000,000" and insert in lieu thereof a reference to "$55,000,000".
(w)    The definition of "Delayed Draw Term Loan Amount" set forth on Schedule 1.1 to the Credit Agreement is hereby amended to delete the reference therein to "$10,000,000" and insert in lieu thereof a reference to "$40,000,000".
(x)    The definition of "Delayed Draw Term Loan Commitment Termination Date" set forth on Schedule 1.1 to the Credit Agreement is hereby amended to delete the reference therein to "Fourth Amendment Closing Date" and insert in lieu thereof a reference to "the date that is the second anniversary of the Fifth Amendment Closing Date".
(y)    Clause (c)(vi) of the definition of "EBITDA" set forth on Schedule 1.1 to the Credit Agreement is hereby amended and restated in its entirety as follows:
(vi)    with respect to any Permitted Acquisition after the Closing Date, costs, fees, charges and expenses (A) consisting of out-of-pocket expenses owed by Parent or any of its Subsidiaries to any Person for services performed by such Person in connection with such Permitted Acquisition incurred within 180 days of the consummation of such Permitted Acquisition, and (B) in respect of restructuring items for any Permitted Acquisition incurred within one year after the consummation of such Permitted Acquisition, up to an aggregate amount (for all such items in these clauses (A) and (B)) for such Permitted Acquisition not to exceed the greater of (x) $3,000,000 and (y) 15% of the Purchase Price of such Permitted Acquisition, provided that the aggregate amount for all such items in clause (A) shall not exceed $2,000,000,

(z)    Clause (c)(viii) of the definition of "EBITDA" set forth on Schedule 1.1 to the Credit Agreement is hereby amended to delete the reference therein to "$1,000,000" and insert in lieu thereof a reference to "$1,500,000".
(aa)    Clause (c) of the definition of "Excess Cash Flow" set forth on Schedule 1.1 to the Credit Agreement is hereby amended to add a reference to "the following items (without duplication)" immediately after the reference therein to "the sum of".
(bb)    The definition of "Excess Cash Flow" set forth on Schedule 1.1 to the Credit Agreement is hereby amended to delete the word "and" at the end of clause (c)(vi) thereof and add new clauses (c)(viii) and (c)(ix) as follows:
(viii)    cash payments made in respect of (A) costs, fees, charges and expenses consisting of out-of-pocket expenses in connection with any Permitted Acquisition for services performed by such Person in connection with such Permitted Acquisition and (B) costs, fees, charges and expenses in respect of restructuring items for any Permitted Acquisition, in each case to the extent such payments are not made with the proceeds of Indebtedness (other than Revolving Loans) and to the extent added back to EBITDA pursuant to clause (c)(vi) of the definition thereof,

(ix)    cash payments made in respect of compensation expenses related to success fees in connection with any Permitted Acquisition, in each case to the extent such payments are not made with the proceeds of Indebtedness (other than Revolving Loans) and to the extent added back to EBITDA pursuant to clause (c)(viii) of the definition thereof, and

(x)    cash payments made in respect of costs, fees, charges and expenses in respect of Earn-Outs incurred in connection with any Permitted Acquisition, in each case to the extent such payments are not made with the proceeds of Indebtedness (other than Revolving Loans) and to the extent added back to EBITDA pursuant to clause (c)(ix) of the definition thereof.

(cc)    The definition of "Fixed Charges" set forth on Schedule 1.1 to the Credit Agreement is hereby amended to add a new sentence at the end thereof as follows:
For purposes of calculating the Fixed Charge Coverage Ratio, for the periods of measurement ending on the last day of the Fiscal Quarters ending on September 30, 2017, December 31, 2017, March 31, 2018 and June 30, 2018, (x) the components of Fixed Charges set forth in clauses (a) and (b) above (other than scheduled payments of principal on the Term Loan) shall be Annualized, and (y) scheduled payments of principal on the Term Loan shall be deemed to be the product of (i) the applicable amount for each such period of measurement as set forth in Sections 2.2(b) and 2.2(d), as may be increased from time to time in accordance with the terms thereof, and (ii) 4.

(dd)    The definition of "Leverage Ratio" set forth on Schedule 1.1 to the Credit Agreement is hereby amended and restated in its entirety as follows:
"Leverage Ratio" means, as of any date of determination the ratio of (a)  Funded Indebtedness as of such date, less Qualified Cash in amount in excess of $2,500,000, but not to exceed $15,000,000, to (b) EBITDA for the 12 month period ended as of such date.

(ee)    The definition of "Maturity Date" set forth on Schedule 1.1 to the Credit Agreement is hereby amended to delete the reference therein to "November 15, 2021" and insert in lieu thereof a reference to "August 2, 2022".
(ff)    Clause (k) of the definition of "Permitted Acquisition" set forth on Schedule 1.1 to the Credit Agreement is hereby amended and restated in its entirety as follows:
(k)    the purchase consideration payable in respect of all Permitted Acquisitions occurring on or after the Fifth Amendment Closing Date (including the proposed Acquisition and deferred payment obligations) shall not exceed $175,000,000 in the aggregate; provided, that the purchase consideration payable in respect of any single Acquisition or series of related Acquisitions shall not exceed $25,000,000 in the aggregate.

(gg)    Clause (g) of the definition of "Permitted Indebtedness" set forth on Schedule 1.1 to the Credit Agreement is hereby amended to delete the reference therein to "$830,000" and insert in lieu thereof a reference to "$3,000,000".
(hh)    Clause (l) of the definition of "Permitted Indebtedness" set forth on Schedule 1.1 to the Credit Agreement is hereby amended to delete the reference therein to "$830,000" and insert in lieu thereof a reference to "$1,000,000".
(ii)    Clause (m) of the definition of "Permitted Indebtedness" set forth on Schedule 1.1 to the Credit Agreement is hereby amended to delete the reference therein to "$16,700,000" and insert in lieu thereof a reference to "$20,000,000".
(jj)    The definition of "US LIBOR Rate" set forth on Schedule 1.1 to the Credit Agreement is hereby amended and restated in its entirety as follows:
"US LIBOR Rate" means the greater of (i) 1.00%, and (ii) the rate per annum rate appearing on Reuters Screen LIBOR01 page (or on any successor or substitute page of such Service, or any successor to or substitute for such Service) 2 Business Days prior to the commencement of the requested Interest Period, for a term, and in an amount, comparable to the Interest Period and the amount of the Non-Base Rate Loan requested (whether as an initial Non-Base Rate Loan or as a continuation of a Non-Base Rate Loan or as a conversion of a Base Rate Loan to a Non-Base Rate Loan) by Borrowers in accordance with the Agreement, which determination shall be made by Agent and shall be conclusive in the absence of manifest error.

(kk)    The definition of "US Term Loan Amount" set forth on Schedule 1.1 to the Credit Agreement is hereby amended to delete the reference therein to "$44,375,000" and insert in lieu thereof a reference to "89,600,000".
(ll)    Schedule 1.1 to the Credit Agreement is hereby amended by adding the following defined terms in alphabetical order:
"Annualized" means, with respect to the determination of the components of clauses (a) and (b) of the definition of Fixed Charges (other than scheduled payments of principal on the Term Loan), for the periods of measurement ending on the last day of the Fiscal Quarters ending on September 30, 2017, December 31, 2017, March 31, 2018 and June 30, 2018, the amount determined by multiplying the actual amount of such items from the Fifth Amendment Closing Date through the date of such calculation by 365 and dividing by the number of days from the Fifth Amendment Closing Date through the date of such calculation.
"Fifth Amendment" means that certain Fifth Amendment to Credit Agreement, dated as of the Fifth Amendment Closing Date, by and among the Borrowers, Agent and the Lenders party thereto.
"Fifth Amendment Closing Date" means August 2, 2017.
"Maximum Facility Amount" means an amount equal to $145,000,000.
(mm)    Exhibit C-2 to the Credit Agreement and all references thereto are hereby deleted in their entireties.
(nn)    Schedule C-1 to the Credit Agreement is hereby amended and restated in its entirety as set forth on Exhibit A attached hereto.
(oo)    Schedule 5.1 to the Credit Agreement is hereby amended to delete the reference therein to "Credit Amount Certificate" and insert in lieu thereof a reference to "[Reserved],"
(pp)    Schedule 4.1(c) to the Disclosure Letter to the Credit Agreement is hereby amended and restated in its entirety as set forth on Exhibit B attached hereto.
(qq)    Schedules 5, 9 and 11 to the US Disclosure Letter to the U.S. Guaranty and Security Agreement are hereby amended and restated in their respective entireties as set forth on Exhibit C attached hereto.
(rr)    Schedules 5, 9 and 11 to the Canadian Disclosure Letter to the Canadian Guaranty and Security Agreement are hereby amended and restated in their respective entireties as set forth on Exhibit D attached hereto.
5.    Continuing Effect. Except as expressly set forth in Section 3 of this Amendment, nothing in this Amendment shall constitute a waiver or other modification of any other terms or provisions of the Credit Agreement or any other Loan Document, and the Credit Agreement and the other Loan Documents shall remain unchanged and shall continue in full force and effect, in each case as amended hereby. This Amendment is a Loan Document.
6.    Reaffirmation and Confirmation. Each Borrower hereby ratifies, affirms, acknowledges and agrees that the Credit Agreement and the other Loan Documents to which it is a party represent the valid, enforceable and collectible obligations of such Borrower, and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Credit Agreement or any other Loan Document as of the date hereof. Each Borrower hereby agrees that this Amendment in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations. The Liens and rights securing payment of the Obligations are hereby ratified and confirmed by each Borrower in all respects.
7.    Conditions to Effectiveness. This Amendment shall become effective upon the satisfaction of each of the following conditions precedent, in each case satisfactory to Agent in all respects:
(a)    Agent shall have received a copy of this Amendment executed and delivered by the Lenders, and each Borrower, and each agreement, document and instrument set forth on the Closing Checklist attached hereto as Exhibit E;
(b)    after giving effect to the making of the Loans and other extensions of credit to be advanced by the Lenders to the Borrowers, any prepayment of Loans to be made on the date hereof, and the payment of all fees and expenses required to be paid by the Borrowers under this Amendment, the Credit Agreement and the other Loan Documents on the date hereof, Borrowers have Availability, plus Qualified Cash, that exceeds $40,000,000;
(c)    after giving effect to the making of the Loans and other extensions of credit to be advanced by the Lenders to the Borrowers on the date hereof and any prepayment of Loans to be made on the date hereof, the ratio of (x) Obligations outstanding as of the date hereof to (y) EBITDA for the 12 month period ended June 30, 2017 (including pro forma adjustments arising out of events which are factually supportable, expected to have a continuing impact, are mutually and reasonably agreed upon by Parent and Agent, and are directly attributable to each Permitted Acquisition completed after June 30, 2017, and on or prior to the date of this Amendment, as if each such Permitted Acquisition or adjustment occurred on the first day of such 12 month period), is not greater than 3.30:1.00;
(d)    Agent shall have received payment of all fees, expenses, and other amounts due and payable on the date hereof under each Loan Document, including without limitation, all fees and expenses pertaining to this Amendment and all amounts due and payable pursuant to the Fifth Amendment Fee Letter of even date herewith among Borrowers and Agent; and
(e)    no Default or Event of Default shall have occurred and be continuing on the date hereof or as of the date of the effectiveness of this Amendment.

8.    Representations and Warranties. In order to induce Agent and Lenders to enter into this Amendment, each Borrower hereby represents and warrants to Agent and Lenders that:
(a)    after giving effect to this Amendment, all representations and warranties contained in the Loan Documents to which such Borrower is a party are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of this Amendment, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of such earlier date);
(b)    no Default or Event of Default has occurred and is continuing; and
(c)    this Amendment and the Loan Documents, as amended hereby, constitute legal, valid and binding obligations of such Borrower and are enforceable against such Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally.
9.    Prior Permitted Acquisitions. For the avoidance of doubt, Borrowers, Agent and the Lenders hereby agree that each of the Omtool Merger (as defined in that certain Consent under Credit Agreement, dated as of December 19, 2016, by and among the Borrowers party thereto, Agent and the Lenders party thereto), the RightAnswers Merger (as defined in that certain Consent under Credit Agreement, dated as of April 7, 2017, by and among the Borrowers party thereto, Agent and the Lenders party thereto), and the Waterfall Merger (as defined in that certain Consent under Credit Agreement, dated as of July 12, 2017, by and among the Borrowers party thereto, Agent and the Lenders party thereto) have been deemed to constitute, and accordingly constitute, "Permitted Acquisitions" under the Credit Agreement.
10.    Miscellaneous.
(a)    Choice of Law and Venue; Jury Trial Waiver; Reference Provision. Without limiting the applicability of any other provision of the Credit Agreement or any other Loan Document, the terms and provisions set forth in Section 12 of the Credit Agreement are expressly incorporated herein by reference.
(b)    Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.
(c)    No Novation. The parties hereto acknowledge and agree that: (i) this Amendment and any other document or instrument executed and delivered in connection herewith do not constitute and shall in no event be deemed to be a compromise, satisfaction, reinstatement, accord and satisfaction, novation, release or termination of the Obligations as in effect prior to the Fifth Amendment Closing Date, or of any the Loan Documents or any rights or obligations thereunder, or a waiver by Agent or Lenders of any of their rights under this Amendment or the other the Loan Documents, whether at law or in equity or otherwise; (ii) the Obligations are in all respects continuing with only the terms thereof being modified to the extent expressly provided in this Amendment; and (iii) the guarantees and the Liens and security interests as granted or purported to be granted under or pursuant to the Credit Agreement and the other Loan Documents securing payment of the Obligations are in all such respects continuing in full force and effect and secure the payment of the Obligations as provided therein.
(d)    Lender Costs and Expenses. Each Borrower hereby agrees to reimburse each Lender for up to $10,000 in reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys' fees and expenses) incurred by each Lender in connection with the preparation, negotiation, execution and delivery of this Amendment.
11.    Release.
(a)    In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Borrower, on behalf of itself and its successors, assigns, and other legal representatives (each Borrower and all such other Persons being hereinafter referred to collectively as the "Releasors" and individually as a "Releasor"), hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the "Releasees" and individually as a "Releasee"), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set‑off, demands and liabilities whatsoever (individually, a "Claim" and collectively, "Claims") of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any Releasor may now own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, in any way related to or in connection with the Credit Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.
(b)    Each Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.
(c)    Each Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

PARENT AND A US BORROWER:	UPLAND SOFTWARE, INC., a Delaware corporation By:/s/ Michael D. Hill Name: Michael D. Hill______________________ Title: Chief Financial Officer

US BORROWERS:	UPLAND SOFTWARE I, INC., a Delaware corporation By:/s/ Michael D. Hill Name: Michael D. Hill______________________ Title: Secretary

UPLAND SOFTWARE II, LLC, a Delaware limited liability company By:/s/ Michael D. Hill Name: Michael D. Hill______________________ Title: Secretary

UPLAND SOFTWARE IV, LLC, a Nebraska limited liability company By:/s/ Michael D. Hill Name: Michael D. Hill______________________ Title: Secretary

UPLAND SOFTWARE V, INC., a Delaware corporation By:/s/ Michael D. Hill Name: Michael D. Hill______________________ Title: Secretary

Signature Page to Fifth Amendment to Credit Agreement

UPLAND SOFTWARE VI, LLC, a New Jersey limited liability company By:/s/ Michael D. Hill Name: Michael D. Hill Title: Secretary

UPLAND SOFTWARE VII, LLC, a Delaware limited liability company By:/s/ Michael D. Hill Name: Michael D. Hill Title: Secretary

UPLAND IX, LLC, a Delaware limited liability company By:/s/ Michael D. Hill Name: Michael D. Hill Title: Secretary
ULTRIVA, LLC, a California limited liability company By:/s/ Michael D. Hill Name: Michael D. Hill Title: Secretary

ADVANCED PROCESSING & IMAGING, INC., a Florida corporation By:/s/ Michael D. Hill Name: Michael D. Hill Title: Secretary
OMTOOL, LTD., a Delaware corporation By:/s/ Michael D. Hill Name: Michael D. Hill Title: Secretary
RIGHTANSWERS, INC., a Delaware corporation By:/s/ Michael D. Hill Name: Michael D. Hill Title: Secretary

Signature Page to Fifth Amendment to Credit Agreement

CANADIAN BORROWER:	UPLAND SOFTWARE INC. / LOGICIELS UPLAND INC., a Canadian federal corporation By:/s/ Michael D. Hill Name: Michael D. Hill Title: Secretary

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Agent, US Agent and as a Lender By: /s/ Tiffany Ormon Name: Tiffany Ormon Title: Director

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA, an Ontario corporation, as Canadian Agent and as a Lender By: /s/Carmela Massari Name: Carmela Massari Title: Senior Vice President

CIT BANK, N.A., a national banking association, as a Lender By:/s/ Kevin Cullen Name: Kevin Cullen Title: Managing Director ______________________________________

STRATEGIC CREDIT PARTNERS II, LLC, as a Lender By: /s/ Craig Transue Name: Craig Transue Title: _Authorized Signatory

Signature Page to Fifth Amendment to Credit Agreement

GOLDMAN SACHS BANK USA, as a Lender By: /s/Stephen W. Hipp Name: Stephen W. Hipp Title: Authorized Signatory

REGIONS BANK, as a Lender By: /s/ Steven Dixon Name: Steven Dixon Title:_Director

CITIZENS BANK, N.A., as a Lender By: /s/ Ryan McGeary Name: Ryan McGeary Title: Vice President ___________________________

Signature Page to Fifth Amendment to Credit Agreement

EXHIBIT A

Schedule C-1

Lender	Canadian Revolver Commitment	US Revolver Commitment	Canadian Term Loan Commitment	US Term Loan Commitment	Delayed Draw Term Loan Commitment	Total Commitments
Wells Fargo Bank, National Association	$0	$2,181,818.18	$0	$21,721,212.12	$9,696,969.70	$33,600,000
Wells Fargo Capital Finance Corporation Canada	$1,000,000	$0	$5,400,000	$0	$0	$6,400,000
CIT Bank, N.A.	$0	$2,110,389.61	$0	$13,605,636.01	$9,379,509.38	$25,095,535
Strategic Credit Partners II, LLC	$0	$0	$0	$7,404,465	$0	$7,404,465
Goldman Sachs Bank USA	$0	$2,110,389.61	$0	$21,010,101.01	$9,379,509.38	$32,500,000
Regions Bank	$0	$1,558,441.56	$0	$15,515,151.52	$6,926,406.93	$24,000,000
Citizens Bank, N.A.	$0	$1,038,961.04	$0	$10,343,434.34	$4,617,604.62	$16,000,000
TOTAL	$1,000,000	$9,000,000	$5,400,000	$89,600,000	$40,000,000	$145,000,000

EXHIBIT B

Schedule 4.1(c)

[see attached]

EXHIBIT C

Updated Schedules to US Disclosure Letter
[see attached]

EXHIBIT D

Updated Schedules to Canadian Disclosure Letter
[see attached]

EXHIBIT E

Closing Checklist
[see attached]